Exhibit 10.2

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") is made as of the 31 of August, 2023 (the "Effective Date"), by and between CCP-RIVERVIEW, LLC, a Delaware limited liability company ("Landlord"), and SP PLUS CORPORATION, a Delaware corporation (formerly known as Standard Parking Corporation) ("Tenant").

WITNESSETH:

Recitals

Landlord (as successor in interest to KBS Riverview Business Center I & II, LLC and Albany Road-Riverview LLC) and Tenant are parties to that certain Lease Agreement dated October 15, 2013, as amended by that certain Letter dated September 30, 2015 and that certain First Amendment to Lease dated January 31, 2016 (collectively, the "Lease"), for that certain premises located at 507 Mainstream Drive, Nashville, Tennessee (the "Premises') located in the Riverview Business Center.

The term of the Lease (the "Term") is scheduled to expire on June 30, 2024. The parties now desire to amend the Lease to extend the Term and as otherwise provided herein.

Amendment

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. Defined Terms. Unless otherwise indicated herein, all capitalized terms used herein shall have the meanings set forth in the Lease.

2. Extension of Term. The Term is hereby extended for a period of twelve

(12) full calendar months, commencing on July l, 2024, and expiring on June 30, 2025 (the "Second Amendment Extension Term"). Accordingly, the expiration date under the Lease shall June 30, 2025. All references in the Lease to "term" or "Term" shall include the Second Amendment Extension Term. Tenant acknowledges and agrees that it has no further rights or options to extend the term of the Lease or expand the Premises.

3.
Rent. During the Second Amendment Extension Term, Tenant shall pay

Rent for the Premises pursuant to the terms of the Lease in the amounts set forth in the table below.

Second Amendment Extension Term	Monthly Rent	Annualized Rent
7/1/2024 - 6/30/2025	$29,703.34	$356,440.08

This rent schedule does not include any operating expense pass-through adjustments, which shall be computed and collected in accordance with the Lease.

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4.
Condition of Premises. Subject to Landlord's obligations set forth in the Lease, Tenant acknowledges and agrees that Landlord shall have no obligation to make or pay for any improvements to the Premises in connection with this Amendment and Tenant accepts the Premises in their "AS IS" condition.
5.
Brokers. Landlord and Tenant each represents and warrants to the other that it has not employed or worked with any broker, agent, or finder in connection with this Amendment other than CBRE, which represents Landlord and Savills, which represents Tenant (collectively, "Broker"). Landlord will pay Broker pursuant to one or more separate agreements. Landlord and Tenant shall each indemnify, defend, and hold the other harmless from and against and claim for brokerage or other commission arising from or out of any breach of the indemnitor's representation or warranty.
6.
Confidentiality. Except as may be required by law, Tenant shall not disclose the terms of this Amendment to any third party, other than to Tenant's consultants or advisors who agree to maintain the confidentiality of such information, without the prior written consent of Landlord.
7.
Tenant's Representations. Tenant hereby represents and warrants to Landlord that, as of the Effective Date (a) the Lease, as amended hereby, is in full force and effect and Tenant is in possession of the Premises; (b) to Tenant's actual knowledge, each of Landlord and Tenant has fully performed all of its respective obligations under the Lease; and (c) to Tenant’s actual knowledge, there are no events of default by Landlord or Tenant under the Lease, as amended hereby, and no existing condition, circumstance or matter exists which with notice or the passage of time or both will become a default by Landlord or Tenant under the Lease, as amended hereby.
8.
Ratification. Except as expressly modified herein, the terms and conditions of the Lease are hereby ratified and confirmed and shall remain unchanged and in full force and effect.
9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute but one and the same instrument, and facsimile or .pdf file signatures sent by email shall be deemed to be original signatures and of the same force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

LANDLORD:

CCP-RIVERVIE LLC,

a Delaware limited liability company

By: /s/ JEREMY R. MCLENDON

Name: Jeremy R. McLendon

Its: Manager

TENANT:

SP PLUS CORPORATION

a Delaware corporation

By: /s/ KRISTOPHER ROY

Name: Kristopher Roy

Title: Chief Financial Officer

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